UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 1, 2008
(Date of Earliest Event Reported): (January 30, 2008)

Revlon Consumer Products Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	33-59650 (Commission File Number)	13-3662953 (I.R.S. Employer Identification No.)

237 Park Avenue New York, New York (Address of Principal Executive Offices)		10017 (Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 30, 2008, Revlon Consumer Products Corporation (‘‘RCPC’’), the wholly-owned operating subsidiary of Revlon, Inc. (‘‘Revlon’’), entered into its previously-announced $170 million Senior Subordinated Term Loan Agreement with MacAndrews & Forbes Holdings Inc. (together with its affiliates, “MacAndrews & Forbes”), Revlon’s majority stockholder, which is wholly-owned by Ronald O. Perelman. MacAndrews & Forbes beneficially owns approximately 58% of Revlon’s outstanding Class A common stock, 100% of Revlon’s Class B common stock and approximately 60% of Revlon’s combined outstanding shares of Class A and Class B common stock, which together represent approximately 74% of the combined voting power of such shares.

The $170 million Senior Subordinated Term Loan was closed and funded on February 1, 2008, the maturity date of RCPC’s 8 5/8% Senior Subordinated Notes, and as previously announced, RCPC used the proceeds of such loan to repay in full on such date the approximately $167.4 million remaining aggregate principal amount of the 8 5/8% Senior Subordinated Notes, and to pay certain related fees and expenses, including the payment to MacAndrews & Forbes of a facility fee of $2.55 million (or 1.5% of the total aggregate principal amount of such loan). In connection with such repayment, RCPC also used cash on hand to pay approximately $7.2 million of accrued and unpaid interest due on the 8 5/8% Senior Subordinated Notes up to, but not including, the February 1, 2008 maturity date.

A copy of the Senior Subordinated Term Loan Agreement is included as Exhibit 10.1, and is incorporated by reference herein. The following is a summary description of the Senior Subordinated Term Loan Agreement (the “Senior Subordinated Term Loan Agreement” or the “Senior Subordinated Term Loan”). Investors should refer to the Senior Subordinated Term Loan Agreement for full terms.

The Senior Subordinated Term Loan bears interest at an annual rate of 11%, which is payable in arrears in cash on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 2008. The Senior Subordinated Term Loan matures on August 1, 2009, provided that RCPC may, at its option, prepay such loan, in whole or in part (together with accrued and unpaid interest), at any time prior to maturity, without premium or penalty.

The Senior Subordinated Term Loan is an unsecured obligation of RCPC and, pursuant to subordination provisions that are generally incorporated from the indenture which governed the 8 5/8% Senior Subordinated Notes prior to their repayment, is subordinated in right of payment to all existing and future senior debt of RCPC, currently including indebtedness under (i) RCPC’s multi-currency revolving bank credit agreement dated July 9, 2004 among RCPC, certain local borrowing subsidiaries, the lenders named therein and Citicorp USA, Inc. and UBS Securities LLC, as agents, as amended (the “2006 Revolving Credit Agreement”), (ii) RCPC’s bank term loan agreement dated as of December 20, 2006, among RCPC, the lenders named therein and Citicorp USA, Inc., as administrative agent and collateral agent, as may be amended from time to time (the “2006 Bank Term Loan Agreement” and, together with the 2006 Revolving Credit Agreement, the “Bank Credit Agreements”) and (iii) RCPC’s 9½% Senior Notes due April 1, 2011 (the “9½% Senior Notes”). The Senior Subordinated Term Loan has the right to payment equal in right of payment with any present and future senior subordinated indebtedness of RCPC.

The Senior Subordinated Term Loan Agreement contains covenants (other than the subordination provisions discussed above) that are generally incorporated from the indenture governing RCPC’s 9½% Senior Notes, including covenants that limit the ability of RCPC and its subsidiaries to, among other things, incur additional indebtedness, pay dividends on or redeem or repurchase stock, engage in certain asset sales, make certain types of investments and other restricted payments, engage in certain transactions with affiliates, restrict dividends or payments from subsidiaries and create liens on their assets. All of these limitations and prohibitions, however, are subject to a number of important qualifications and exceptions.

The Senior Subordinated Term Loan Agreement includes a cross acceleration provision which is substantially the same as that in RCPC’s 9½% Senior Notes, which provides that it shall be an event of default under the Senior Subordinated Term Loan Agreement if any debt (as defined in such agreement) of RCPC or any of its significant subsidiaries (as defined in such agreement) is not paid within any applicable grace period after final maturity or is accelerated by the holders of such debt because of a default and the total principal amount of the portion of such debt that is unpaid or accelerated exceeds $25.0 million and such default continues for 10 days after notice from MacAndrews & Forbes. If any such event of default occurs, MacAndrews & Forbes may declare the Senior Subordinated Term Loan to be due and payable immediately.

The Senior Subordinated Term Loan Agreement also contains other customary events of default for loan agreements of such type, including, subject to applicable grace periods, nonpayment of any principal or interest when due under the Senior Subordinated Term Loan Agreement, non-compliance with any of the material covenants in the Senior Subordinated Term Loan Agreement, any representation or warranty being incorrect, false or misleading in any material respect, or the occurrence of certain bankruptcy, insolvency or similar proceedings by or against RCPC or any of its significant subsidiaries.

Upon any change of control (as defined in the Senior Subordinated Term Loan Agreement), and after fulfilling an offer to repay RCPC’s 9½% Senior Notes and to the extent then permitted by RCPC’s Bank Credit Agreements, RCPC is required to repay the Senior Subordinated Term Loan in full.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Senior Subordinated Term Loan Agreement, dated as of January 30, 2008 between RCPC, as borrower, and MacAndrews & Forbes, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman
Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal Officer and General Counsel

Date: February 1, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Senior Subordinated Term Loan Agreement, dated as of January 30, 2008 between RCPC, as borrower, and MacAndrews & Forbes, as lender.